UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: March 24, 2009
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
(Registrant)
(Exact name of registrant as specified in its charter)
GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
(Rule 140 Co-Registrant)
(Exact name of registrant as specified in its charter)

Delaware	26-0151234 (Registrant)
(State or other jurisdiction of incorporation or	26-0151301 (Co-Registrant)
organization)	(IRS Employer ID Number)

c/o Greenhaven Commodity Services, LLC	30346
3340 Peachtree Road	(Zip Code)
Suite 1910
Atlanta, GA
(Address of principal executive offices)
001-33908
001-33909
(Commission File Number)
(404) 239-7942
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.
On March 24, 2009, a Commodity Futures Customer Agreement (the “Agreement”) was entered into between Greenhaven Continuous Commodity Index Master Fund (the “Master Fund”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) relating to the opening of a futures brokerage account with Morgan Stanley in the name of the Master Fund.
The Master Fund’s Managers expect to transact with Morgan Stanley and/or place some or all of the Fund’s assets at Morgan Stanley for the purpose of trading futures for Greenhaven Continuous Commodity Index Fund (the “Fund”)’s stated goal of tracking the Reuters Continuous Commodity Index. Brokerage fees that could be expected to be paid to Morgan Stanley for brokerage services will be commensurate with current brokerage and clearing fees.
The foregoing description is qualified in its entirety by the form of the complete Agreement, attached hereto as Exhibit 10.1, which is incorporated herein by reference.
In connection with the Agreement, on March 24, 2009, the Master Fund also entered into an Electronic Transactions Agreement (the “ETA”) with Morgan Stanley, providing for the use by the Master Fund of systems for the purpose of electronically transmitting trading instructions, receiving investment research and portfolio information, and related matters.
The foregoing description is qualified in its entirety by the form of the complete ETA, attached hereto as Exhibit 10.2, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1 —
Commodities Futures Customer Agreement, dated March 24, 2009
10.2 —
Electronic Transactions Agreement, dated March 24, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND

By Greenhaven Commodity Services, LLC, the Managing Owner

By: Name:	/s/ Ashmead Pringle Ashmead Pringle
Title:	Chief Executive Officer

GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND

By Greenhaven Commodity Services, LLC, the Managing Owner

By: Name:	/s/ Ashmead Pringle Ashmead Pringle
Title:	Chief Executive Officer
Date: March 26, 2009

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1 *	Commodities Futures Customer Agreement, dated March 24, 2009

10.2 *	Electronic Transactions Agreement, dated March 24, 2009

*	Filed herewith.